SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 3, 2008

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3001 Colorado Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)           Code Section 409A Amendments.

On October 3, 2008, Sally Beauty Holdings, Inc. (the “Company”) entered into Amended and Restated Severance Agreements which amended and restated the following agreements:

•                  Severance Agreement, dated November 16, 2006, with Gary G. Winterhalter

•                  Severance Agreement, dated July 23, 2008, with Mark J. Flaherty

•                  Severance Agreement, dated January 24, 2007, with John R. Golliher

•                  Severance Agreement, dated January 24, 2007, with Michael G. Spinozzi

•                  Severance Agreement, dated November 16, 2006, with Bennie L. Lowery.

The sole purpose of the amendments was to bring such agreements into documentary compliance with, or to secure certain exemptions from, Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and Internal Revenue Service guidance thereunder (“Section 409A”).  Individual officers were permitted to execute the amended version of their agreement or to retain their previous form.  The amended form contained certain immaterial changes that were necessary to comply with Section 409A, together with an amendment to the “Good Reason” definition of the agreement to bring it within the safe-harbor definition of such term as contained in the most recent Treasury regulations under Section 409A.

The Amended and Restated Severance Agreements with these officers do not increase the amounts reported in the Company’s 2008 proxy statement as payable to them in connection with a change of control or otherwise.

A copy of the form of the Amended and Restated Severance Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

 ITEM 9.01.   Financial Statements and Exhibits.

(d)           See exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 6, 2008

SALLY BEAUTY HOLDINGS, INC.

	By:	/s/ Raal H. Roos
	Name:	Raal H. Roos
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Form of Amended and Restated Severance Agreement, effective as of October 3, 2008, between Sally Beauty Holdings, Inc. and Messrs. Winterhalter, Flaherty, Golliher, Spinozzi and Lowery